UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2003

Guaranty Federal Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

43-1792717
(I.R.S. employer identification number)

0-23325
(Commission file number)

1341 West Battlefield
Springfield, Missouri 65807
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (417) 520-4333
Not applicable
(Former name or former address, if changed since last report)

INCLUDED INFORMATION

Item 5.   Other Events and Regulation FD

On October 15, 2003, Guaranty Federal Bancshares, Inc. issued a press release announcing that there are 244,659 shares remaining to be repurchased to complete the repurchase plan announced November 22, 2002.

Item 7.   Financial Statements and Exhibits

(c) Exhibits

Exhibit Number    Description

99.1         Press release, dated October 15, 2003 (furnished with respect to Item 12)

Item 12.   Results of Operations and Financial Condition

On October 15, 2003, Guaranty Federal Bancshares, Inc. issued a press release announcing its earnings for the first quarter ended September 30, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guaranty Federal Bancshares, Inc.

Date: October 15, 2003	By:	/s/ Don M. Gibson

Don M. Gibson
President and Chief Executive Officer